EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                         UNITED OILFIELD SERVICES, INC.
                               (THE "CORPORATION")

                                   ARTICLE ONE

      The name of the Corporation is United Oilfield Services, Inc.

                                   ARTICLE TWO

      The period of duration of the Corporation is perpetual.

                                  ARTICLE THREE

      The street address of its initial registered office is 615 Upper North Broadway, Suite 950, MT-198, Corpus Christi, Texas 78477, and the name of its initial registered agent at such address is Alvin H. Dueitt.

                                  ARTICLE FOUR

      The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FIVE

      Section 1.  GENERAL.

      The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 shares, of which 25,000,000 will be shares of common stock, par value $.01 per share ("Common Stock"), and 5,000,000 will be shares of preferred stock, par value $.01 per share ("Preferred Stock").

      The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions, of Common Stock and Preferred Stock are as follows:

      Section 2.  COMMON STOCK.

      2.1 DIVIDEND RIGHTS. Subject to provisions of law and the preferences of Preferred Stock and of any other stock ranking prior to Common Stock as to dividends, the holders of Common Stock will be entitled to received dividends when, as and if declared by the Board of Directors.

      2.2 VOTING RIGHTS. Except as provided by law and pursuant to this Article Five, the holders of Common Stock will have one vote for each share on each matter submitted to a vote of the shareholders of the Corporation. Except as otherwise provided by law, by the Articles
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of Incorporation or by resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of Common Stock will have sole voting power.

      2.3 LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation and the preferential amounts of which the holders of any stock ranking prior to Common Stock in the distribution of assets are entitled upon liquidation, the holders of Common Stock and the holders of any other stock ranking on a parity with Common Stock in the distribution of assets upon liquidation will be entitled to share in the remaining assets of the Corporation according to their respective interests.

      Section 3.  PREFERRED STOCK.

      3.1 AUTHORITY OF THE BOARD OF DIRECTORS TO ISSUE IN SERIES. Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the preferences, limitations and relative rights of such series, to the full extent now or hereafter permitted by law, including, but not limited to, the following:

            (a) The number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issuance of such series, or decreased, to a number not less than the number of shares then outstanding, by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

            (b) The dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends.

            (c) The rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the extent, if any, to which shares of any such series will be entitled to participate in such event with any other series or class of stock;

            (d) The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

            (e) The terms of any purchase, retirement or sinking fund which may be provided for the shares of such series;

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            (f) The terms and conditions, if any, upon which the shares of such series will be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

            (g) The voting powers, if any, of such series in addition to the voting powers provided by law.

      3.2 LIMITATION ON DIVIDEND. No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by the Articles of Incorporation or the resolution or resolutions of the Board of Directors providing for the issue of such series of Preferred Stock, nor will any accumulative dividends on Preferred Stock bear any interest.

      3.3 LIMITATION ON LIQUIDATION DISTRIBUTIONS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by the Articles of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of such series. A consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this article.

                                   ARTICLE SIX

      The number of directors constituting the initial Board of Directors is five (5) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

            Name                    Address
            ----                    -------

      Wallace O. Sellers            c/o 615 Upper North Broadway
                                    Suite 950, MT-198
                                    Corpus Christi, TX 78477

      Alvin H. Dueitt               c/o 615 Upper North Broadway
                                    Suite 950, MT-198
                                    Corpus Christi, TX 784877

      L. Melvin Cooper              c/o 615 Upper North Broadway
                                    Suite 950, MT-198
                                    Corpus Christi, TX 78477

      Charles Miller                c/o 615 Upper North Broadway
                                    Suite 950, MT-198
                                    Corpus Christi, TX 78477

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      Francis M. Ricci              c/o 615 Upper North Broadway
                                    Suite 950, MT-198
                                    Corpus Christi, TX 78477

      The number of directors constituting the Board of Directors shall be fixed as provided in the Bylaws or amendments thereto.

      The Board of Directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. The terms of office of directors of the first class are to expire at the first annual meeting of shareholders after their election, that of the second class is to expire at the second annual meeting after their election, and that of the third class is to expire at the third annual meeting after their election. Thereafter, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which such director was elected.

      This classified board provision shall not be altered or repealed without the affirmative vote of the holders of at least 80% of the shares entitled to vote in the election of directors. The Directors may not amend or repeal the classified board provision.

                                  ARTICLE SEVEN

      No shareholder of the Corporation or any other person shall have any preemptive right whatsoever to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares or other securities of the Corporation. The Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying rights, options or warrants to subscribe for or acquire shares of any class of stock, without offering any such shares of any class, either in whole or in part, to the existing shareholders of any class.

                                  ARTICLE EIGHT

      Directors shall be elected by majority vote. No shareholder of the Corporation shall have the right to cumulate his votes in the election of directors.

                                  ARTICLE NINE

      The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The Bylaws may be altered, amended or repealed, or new bylaws may be adopted by the Board of Directors, subject to the right of the shareholders to alter and/or repeal the Bylaws or adopt new bylaws and provided that the following Sections of the Bylaws shall only be altered, amended, repealed or replaced by new bylaws by the affirmative vote of the holders of 80% of the Company's capital stock entitled to vote thereon: Section 3.1 ANNUAL MEETING;
Section 3.2 SPECIAL MEETINGS; Section 3.12 NO ACTION WITHOUT MEETING; Section
4.1 NUMBER, QUALIFICATION

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AND TERM; Section 4.2 REMOVAL (or in each case any successor or replacement language addressing substantially the same topic).

                                   ARTICLE TEN

      The affirmative vote of the holders of not less than 66-2/3% of the outstanding capital stock of the Corporation shall be required for approval or authorization of any (i) merger or consolidation of the Corporation with or into any other corporation, or (ii) sale, lease, exchange or other disposition of all or substantially of the assets of the Corporation to any other corporation, person, or entity; or (iii) the dissolution of the Corporation.

                                 ARTICLE ELEVEN

      In no event shall any director of the Corporation be liable to the Corporation or its shareholders for monetary damages for any act or omission of any such director in his/her capacity as a director, except for liability for:

      (1) a breach of a director's duty of loyalty to the Corporation or its shareholders;

      (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

      (3) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or,

      (4) an act or omission for which the liability of a director is expressly provided for by statute.

      All directors of the Corporation shall be entitled to indemnification by the Corporation to the maximum extent permitted by the Texas Business Corporation Act (or such comparable statutory provision governing indemnification by a Texas corporation of its directors as may from time to time be applicable) as set forth in the Bylaws. If the Texas Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended statute. Any amendment, repeal or modification of this Article Ten shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification.

                                 ARTICLE TWELVE

     Meetings of shareholders may be held within or without the State of Texas, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provisions of the Texas

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Business Corporation Act) outside the State of Texas at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                ARTICLE THIRTEEN

     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

                                ARTICLE FOURTEEN

     The Corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000) consisting of money, labor done or property actually received.

                                 ARTICLE FIFTEEN

     These Articles of Incorporation of the Corporation can only be amended or repealed by the affirmative vote of the holders of at least 66-2/3% of the shares entitled to vote thereon; provided that any provision hereof requiring the vote of a greater percentage may only be amended by a vote at least equal to such percentage.

                                 ARTICLE SIXTEEN

     The name and address of the incorporator, a natural person of the age of eighteen (18) years or more, is Alvin H. Dueitt, 615 Upper North Broadway, Suite 950, MT-198, Corpus Christi, Texas 78477.

     EXECUTED this 20th day of October, 1997.

                                         /s/ ALVIN H. DUEITT
                                         Alvin H. Dueitt, Incorporator

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